UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             October 13, 2005

EDGE PETROLEUM CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 13, 2005, Edge Petroleum Corporation (“Edge”) and Edge Petroleum Exploration Company (“Edge Petroleum Exploration”), completed the acquisition of certain working interests in the Chapman Ranch Field in Nueces County, Texas (the “Properties”) from Pearl Energy Partners, Ltd. and Cibola Exploration Partners, L.P. (the “Sellers”), pursuant to the Asset Purchase Agreement dated as of September 21, 2005.  The Asset Purchase Agreement is filed as Exhibit 2.01 on this Current Report on Form 8-K. The properties acquired include six producing wells, one well undergoing completion operations, one well currently drilling and an ownership in approximately 1,300 net acres of developed and undeveloped leasehold. The purchase price paid in cash by Edge Petroleum Exploration was $25.6 million. Edge anticipates an adjustment to the purchase price pursuant to the post-closing adjustment provisions of the Asset Purchase Agreement to reflect the results of operations of the Properties from September 1, 2005 through closing. In addition, Edge Petroleum Exploration has agreed to pay the Sellers an aggregate incremental purchase price of $2,236,000 if the Properties qualify for severance tax abatement on or before December 31, 2005. The operator of the Properties has filed for the severance tax abatement and is awaiting the determination.

There were no material relationships between Edge and the Sellers prior to the consummation of the acquisition. Edge Petroleum Exploration financed the cash purchase price for the Properties through borrowings under its current credit facility.

Statements regarding the expected post-closing adjustment, final purchase price, severance tax abatements, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions, which are beyond Edge’s ability to control or estimate, and are subject to material changes.  Such risks, uncertainties and assumptions include but are not limited to actions by the Sellers in the acquisition, results of operations of the properties and of post-closing adjustments, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

2.01

Purchase and Sale Agreement, dated as of September 21, 2005 among Pearl Energy Partners, Ltd., and Cibola Exploration Partners, L.P., as Sellers; and Edge Petroleum Exploration Company As Buyer and Edge Petroleum Corporation As Guarantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: October 19, 2005	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial
and Accounting Officer